[Letterhead of Stark Winter Schenkein & Co., LLP]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference of our firm under the caption "Experts" and to the use of our report on the December 31, 2001 financial statements in the Registration Statement Form SB-2/A dated September 6, 2002 and the related prospectus of FTS Apparel, Inc. for the registration of 11,000,000 shares.



/s/  Stark  Winter  Schenkein  &  Co.,  LLP
September  6,  2002
Denver, Colorado